UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2012, the Board of Directors of Premier Alliance Group, Inc. (the “Company”) elected Harvey Pitt (67)  to serve as a director for the Company.  Mr. Pitt served as the 26th Chairman of the SEC from 2001 – 2003.  From 1975-1978 he was the Commission’s General Counsel.  For nearly a quarter of a century before rejoining the Commission, Mr. Pitt was in the private practice of law. Mr. Pitt received a J.D. degree from St. John’s University School of Law (1968), and his B.A. from the City University of New York (Brooklyn College) (1965). He was awarded an honorary doctorate in law by St. John’s University School of Law in June 2002.

The Board has determined that Mr. Pitt meets the SEC’s qualifications to be an “independent director.”

Currently the independent board members receive compensation in the form of warrants once nominated and appointed to the board, and are compensated for attendance at quarterly board meetings and committee service. There is no arrangement or understanding between Mr. Pitt and any other persons pursuant to which Mr. Pitt was selected as a director, and there are no related party transactions involving Mr. Pitt that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: March 23, 2012	By:	/s/ Mark S. Elliott
Mark S. Elliott
CEO